Exhibit 9(c)

                         ACCOUNTING SERVICES AGREEMENT

     THIS AGREEMENT is made as of the 1st day of September, 1997 by and between STATE STREET CAYMAN TRUST COMPANY, LTD., a trust company duly organized under the laws of the Cayman Islands (the "ACCOUNTING AGENT") and THE PREMIUM PORTFOLIOS, a trust organized under the laws of the State of New York (the "FUND").

                              W I T N E S S E T H:

     WHEREAS, the Fund is authorized to issue beneficial interests in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund currently offers beneficial interests in one or more series, including, Equity Portfolio, Small Cap Equity Portfolio, Balanced Portfolio, International Equity Portfolio, Emerging Asian Markets Equity Portfolio and Government Income Portfolio (such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 7.1 below, each a "Portfolio" and collectively, the "PORTFOLIOS"); and

     WHEREAS, the Fund desires to retain the Accounting Agent to perform certain accounting and recordkeeping duties on behalf of each Portfolio and the Accounting Agent is willing to perform such services upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein (the adequacy of which consideration with respect to each party is hereby mutually admitted), the parties hereto hereby agree as follows:

Section 1. DUTIES OF THE ACCOUNTING AGENT.

     Section 1.1 BOOKS OF ACCOUNT.

     The Accounting Agent shall maintain the books of account of each Portfolio and shall perform the following duties, using information provided to the Accounting Agent by the Fund and others, in the manner prescribed by each Portfolio's currently effective Registration Statement and the Declaration of Trust of the Fund, certified copies of which have been supplied to the Accounting Agent (with respect to each Portfolio, the "CONSTITUTIVE DOCUMENTS") and in accordance with such written procedures as may be agreed upon by the Fund and the Accounting Agent from time to time:

           (a) Record general ledger entries;
           (b) Calculate daily net income;
           (c) Reconcile activity to the trial balance;
           (d) Calculate book capital account balances;
           (e) Prepare capital allocation reports in accordance with Regulation 1.704-3(e)(3) ("Special aggregation rule for securities partnerships") under the U.S. Internal Revenue Code, based upon tax adjustments supplied by the Fund;
           (f) Calculate and publish daily net asset value; and
           (g) Prepare account balances.

     In performing the foregoing services the Accounting Agent will provide to the Fund on a daily basis the information requested by the Fund in order that the Fund may calculate each Portfolio's percentage allocations of its investment activities to be applied to the Portfolio's feeder funds, and the Accounting Agent will use and rely on the Fund's allocations as so calculated. The Fund shall provide timely prior notice to the Accounting Agent of any modification in the manner in which such calculations are to be performed pursuant to any revision to the Constitutive Documents of a Portfolio and shall supply the Accounting Agent with certified copies of all amendments and/or supplements to each Portfolio's Constitutive Documents in a timely manner. For purposes of calculating the net asset value of each Portfolio, the Accounting Agent shall value such Portfolio's portfolio securities utilizing prices obtained from sources designated by the Fund on a Price Source Authorization substantially in the form attached hereto as Exhibit A, as the same may be amended by the Fund and the Accounting Agent from time to time, or otherwise designated by means of Proper Instructions (as such term is defined in Section
2.2 below) (collectively, the "AUTHORIZED PRICE SOURCES"). The Accounting Agent shall not be responsible for any revisions to the methods of calculation prescribed by the Constitutive Documents of any Portfolio unless and until such revisions are communicated in writing to the Accounting Agent. The Accounting Agent represents and warrants to the Fund that it has all consents, approvals, licenses, rights and authority necessary to perform the services to be provided hereunder.

     Section 1.2 RECORDS.

     The Accounting Agent shall create and maintain all records relating to its activities and obligations under this Agreement with respect to each Portfolio in a manner which shall meet the obligations of such Portfolio under its Constitutive Documents. All such records shall be the property of the relevant

Portfolio and shall at all times during the regular business hours of the Accounting Agent be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the regulatory agencies having jurisdiction over the Portfolio. Subject to Section 3 below, the Accounting Agent shall preserve the records required to be maintained thereunder for the period required by law. The Accounting Agent agrees that all services to be performed by it hereunder shall be performed outside the United States.

     Section 1.3 APPOINTMENT OF AGENTS.

     The Accounting Agent may at is own expense employ agents in the performance of its duties and the exercise of its rights under this Agreement, provided that the employment of such agents shall not reduce the Accounting Agent's obligations or liabilities hereunder.

     Section 2. DUTIES OF THE FUND.

     Section 2.1 PROVISION OF INFORMATION.

     The Fund shall provide to the Accounting Agent, or shall cause a third party to so provide, certain data with respect to each Portfolio as a condition to the Accounting Agent's obligations under Sectio1n 1 above. The data required to be provided with respect to each Portfolio pursuant to this Section is set forth on Schedule A hereto, which schedule may be separately amended or supplemented by the Fund and the Accounting Agent from time to time.

     The Accounting Agent is authorized and instructed to rely upon the information it receives from the Fund or any third party authorized by the Fund (a "THIRD PARTY AGENT") to provide such information to the Accounting Agent. The Accounting Agent shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any information supplied to it by the Fund or any Third Party Agent.

     Section 2.2 PROPER INSTRUCTIONS.

     The term "PROPER INSTRUCTIONS" shall mean instructions received by the Accounting Agent from the Fund, the investment advisor of the Portfolios appointed by the Fund from time to time (the "INVESTMENT ADVISOR") or any person duly authorized by them. Such instructions may be in writing signed by the authorized person or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means as may be agreed upon from time to time by the Accounting Agent and the party giving such instructions (including, without limitation, oral instructions). All oral instructions shall be promptly confirmed in writing. The Fund and the Investment Advisor shall each cause its duly authorized representative to certify to the Accounting Agent in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Accounting Agent shall be entitled to rely upon the identity and authority of such persons until it receives written notice from the Fund or the Investment Advisor, as the case may be, to the contrary. The Accounting Agent may rely upon any Proper Instruction reasonably believed by it to be genuine and to have been properly issued by or on behalf of the Fund or the Investment Advisor, as the case may be. The Fund shall give timely Proper Instructions to the Accounting Agent in regard to matters affecting accounting practices and the Accounting Agent's performance pursuant to this Agreement.

Section 3. SUCCESSOR AGENT.

     If a successor accounting agent for the Portfolios shall be appointed by the Fund, the Accounting Agent shall upon termination of this Agreement deliver to such successor agent at the office of the Accounting Agent all books and records of account of each Portfolio maintained by the Accounting Agent hereunder. In the event this Agreement is terminated by either party without the appointment of a successor agent, the Accounting Agent shall, upon receipt of Proper Instructions, deliver such properties at its office in accordance with such instructions.

     In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to the Accounting Agent on or before the effective date of such termination, then the Accounting Agent shall have the right to deliver to a bank or trust company of its own selection, having aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000, all property of the Portfolios held by the Accounting Agent hereunder. Thereafter, such bank or trust company shall be the successor of the Accounting Agent under this Agreement.

Section 4. STANDARD OF CARE; LIMITATION ON LIABILITY.

     The Accounting Agent shall at all times exercise reasonable care and diligence and act in good faith in the performance of its duties hereunder, provided, however, that the Accounting Agent shall assume no responsibility and shall be without liability for any loss, damage or expense suffered or incurred by the Fund or any Portfolio unless caused by its own fraud, wilful default, negligence or wrongful act or that of its agents or employees.

     Without in any way limiting the generality of the foregoing, the Accounting Agent shall in no event be liable for any loss or damage arising from causes beyond its reasonable control, including, without limitation, delay or cessation of services hereunder or any damages to the Fund or any Portfolio resulting therefrom as a consequence of any work stoppage, power or other mechanical failure, natural disaster, governmental action, communications disruption or other impossibility of performance. The Accounting Agent shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) in any way due to any Portfolio's use of the accounting services or the performance of or failure to perform the Accounting Agent's obligations under this Agreement.

     The Fund and any Third Party Agents or Authorized Price Sources from which the Accounting Agent shall receive or obtain certain records, reports and other data included in the accounting services provided hereunder are solely responsible for the contents of such information, including, without limitation, the accuracy thereof. The Accounting Agent shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any such information and shall be without liability for any loss or damage suffered by the Fund or any Portfolio as a result of the Accounting Agent's reasonable reliance on and utilization of such information, except as otherwise required by the terms of the Price Source Authorization form attached hereto as Exhibit A with respect to the use of data obtained from Authorized Price Sources. The Accounting Agent shall have no responsibility and shall be without liability for any loss or damage caused by the failure of the Fund or any Third Party Agent to provide it with the information required by Section 2.1 hereof.

Section 5. INDEMNIFICATION.

     The Fund hereby agrees to indemnify and hold harmless the Accounting Agent from and against any loss, liability, claim or expense (including reasonable attorney's fees and disbursements) suffered or incurred by the Accounting Agent in connection with the performance of its duties hereunder, including, without limitation, any liability or expense suffered or incurred as a result of the acts or omissions of the Fund or any Third Party Agent or Authorized Price Source whose data or services, including records, reports and other information, the Accounting Agent must rely upon in performing accounting services hereunder. Notwithstanding the immediately preceding sentence, the Fund in no event shall indemnify or hold harmless the Accounting Agent from any loss, liability, claim or expenses involving any breach or alleged breach or violation of U.S. Patent No. 5,193,056, entitled Data Processing System for Hub and Spoke Financial Services Configuration.

Section 6. DATA ACCESS AND PROPRIETARY INFORMATION.

      The Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals which may be furnished to it by the Accounting Agent as part of the Fund's ability to access certain Portfolios-related data ("CUSTOMER DATA") maintained by the Accounting Agent on data bases under the control and ownership of the Accounting Agent ("DATA ACCESS SERVICES") constitute copyrighted, trade secret, or other proprietary information (collectively, "PROPRIETARY INFORMATION") of substantial value to the Accounting Agent. The Fund agrees to treat all Proprietary Information as proprietary to the Accounting Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

      (a) to access Customer Data solely from locations as may be designated in writing by the Accounting Agent and solely in accordance with the Accounting Agent's applicable user documentation;

      (b) to refrain from copying or duplicating in any way the Proprietary Information;

      (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Accounting Agent in a timely manner of such fact and dispose of such information in accordance with the Accounting Agent's instructions;

      (d) to refrain from causing or allowing third-party data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Accounting Agent;

      (e) that the Fund shall have access only to those authorized transactions agreed upon by the parties; and

      (f) to honor all reasonable written requests made by the Accounting Agent to protect at the Accounting Agent's expense and risk the rights of the Accounting Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

Each party shall take reasonable efforts to advise its employees and agents of their obligations pursuant to this Section 6. The obligations of this Section shall survive for a period of five (5) years any earlier termination of this Agreement.

     The Fund hereby acknowledges that the data and information it may access from the Accounting Agent utilizing the Data Access Services will be unaudited and may not be accurate due to inaccurate pricing of securities, delays of a day in updating a Portfolio's account and other causes for which Accounting Agent will not be liable to the Fund or any Portfolio.

     If the Fund notifies the Accounting Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Accounting Agent shall use its best efforts to correct such failure as promptly as possible. Data access services and all computer programs and software specifications used in connection therewith are provided on an as is, as available basis. The Accounting Agent expressly disclaims all warranties except those expressly stated herein including, but not limited to, the implied warranties of merchantability and fitness for a particular purpose.

     If the transactions available to the Fund include the ability to originate electronic instructions to the Accounting Agent in order to (i) effect the transfer or movement of cash or beneficial interests or (ii) transmit interestholder information or other information (such transactions constituting a "COEFI"), then in such event the Accounting Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with mutually acceptable security procedures established by the Accounting Agent and the Fund from time to time.

     Notwithstanding anything to the contrary in this Section 6, the Fund and its employees and agents may copy and duplicate Proprietary Information for its own internal use in a manner consistent with this Agreement.

     The Fund and its employees and agents may disclose any Proprietary Information (i) if and to the extent the Fund and its employees and agents are required to do so by applicable law or an order of a court of competent jurisdiction or other government agency having appropriate authority, in which case the Fund shall provide the Accounting Agent with timely notice prior to such disclosure and (ii) to the extent any of such documents, materials and information are made public by means other than a breach by the Fund or its respective employees and agents of the obligations hereunder.

     Notwithstanding anything in this Section 6 to the contrary, the Fund and its employees and agents shall have the right to independently develop products, provided they do so without any misappropriation of the Proprietary

Information or violation of the Accounting Agent's copyright or patent rights or interests.

Section 7. GENERAL.

     Section 7.1 ADDITIONAL PORTFOLIOS

     In the event that the Fund establishes one or more series of beneficial interests in addition to Equity Portfolio, Small Cap Equity Portfolio, Balanced Portfolio, International Equity Portfolio, Emerging Asian Markets Equity Portfolio and Government Income Portfolio, with respect to which it desires to have the Accounting Agent render services under the terms of this Agreement, it shall so notify the Accounting Agent in writing, and if the Accounting Agent agrees in writing to provide such services, such series shall become a Portfolio hereunder.

     Section 7.2 TERM OF AGREEMENT.

     This Agreement shall be effective from the date first stated above and shall remain in full force and effect until terminated as hereinafter provided. Either party may, in its discretion, terminate this Agreement with respect to any Portfolio for any reason by giving the other party at least sixty (60) days prior written notice of termination.

     Section 7.3 FEES AND EXPENSES.

     The Fund agrees to pay the Accounting Agent such reasonable compensation for its services and expenses as may be agreed upon from time to time in a written fee schedule approved by the Fund and the Accounting Agent.

     Section 7.4 CONFIDENTIALITY.

     The Accounting Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relating to the Fund and each Portfolio, except where required to be disclosed by law or where the Accounting Agent has determined that such disclosure is necessary for the protection of its interests or has received the prior written consent of the Fund, which consent shall not be unreasonably withheld.

     Section 7.5 NOTICES.

     All notices shall be in writing and shall be deemed given when delivered in person, by facsimile, by overnight delivery through a commercial courier service, or by registered or certified mail, return receipt requested. Notices shall be addressed to each party at its address set forth below, or such other address as the recipient may have specified by earlier notice to the sender.

If to the Accounting Agent:    STATE STREET CAYMAN TRUST COMPANY,LTD.
                               P.O. Box 2508 GT
                               Grand Cayman, Cayman Islands
                               Attention: Jacqueline Henning
                               Telephone: 809-949-6644
                               Telecopy:  809-949-3181

With a copy to:                STATE STREET FUND SERVICES TORONTO INC.
                               100 King Street, West
                               Suite 3600
                               Toronto, Ontario
                               Canada M5X 1A9
                               Attention: Mike Larkin
                               Telephone: (416) 956-2987
                               Telecopy:  (416) 956-2874

If to the Fund:                THE PREMIUM PORTFOLIOS
                               Elizabethan Square
                               Grand Cayman, Cayman Islands
                               Attention: Susan Jakuboski
                               Telephone: 809-945-1824
                               Telecopy:  809-945-1823

With  a copy to:               CITIBANK GLOBAL ASSET MANAGEMENT
                               153 East 53rd Street
                               New York, NY 10043
                               Attention:  Andrew Shoup
                               Telephone: 212-559-1177
                               Telecopy: 212-793-1812

     Section 7.6 ASSIGNMENT; SUCCESSORS.

     This Agreement shall not be assigned by either party without the prior written consent of the other party, except that either party may assign its rights and obligations hereunder to a party controlling, controlled by, or under common control with such party.

     Section 7.7 ENTIRE AGREEMENT.

     This Agreement (including all schedules and attachments hereto) constitutes the entire Agreement between the parties with respect to its subject matter.

     Section 7.8 AMENDMENTS.

     No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party. The term "Agreement", as used herein, includes all schedules and attachments hereto and any future written amendments, modifications, or supplements made in accordance herewith.

     Section 7.9 HEADINGS NOT CONTROLLING.

     Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

     Section 7.10 SURVIVAL.

     All provisions regarding indemnification, warranty, liability and limits thereon shall survive following the expiration or termination of this Agreement.

     Section 7.11 SEVERABILITY.

     In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

     Section 7.12 COUNTERPARTS.

     This Agreement may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement.

     Section 7.13 GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands.

                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


                          State Street Cayman Trust Company, Ltd.


                          By:  Jacqueline Henning
                          Its: Managing Director


                          The Premium Portfolios


                          By:  Philip Coolidge
                          Its: President

                                   SCHEDULE A


REQUIRED INFORMATION                     RESPONSIBLE PARTY

Portfolio Trade Authorizations            Investment Adviser
Currency Transactions                     Investment Adviser
Cash Transaction Report                   Custodian
Portfolio Prices                          Third Party Vendors/Investment
                                          Adviser
Exchange Rates                            Third Party Adviser
Capital Stock Activity Report             Transfer Agent
Dividend/Distribution Schedule            Fund
Dividend/Distribution Declaration         Fund
Dividend Reconciliation/Confirmation      Transfer Agent
Corporate Actions                         Third Party
Service Provider Fee Schedules            Fund
Expense Budget                            Fund
Expense Payments and other
  Cash Disbursements                      Fund
Amortization Policy                       Fund
Accounting Policy/Complex Investments     Fund
Audit Management Letter                   Auditor
Annual Interestholder Letter              Fund
Annual/Semi-Annual Reports                Fund
Master/Feeder Allocation Methodology      Fund
Tax Adjustments to Book Capital
   Account                                Fund

                                   EXHIBIT A

                         ACCOUNTING SERVICES AGREEMENT
                                     dated
                                 _____ __, 1997
                                 by and between
                             THE PREMIUM PORTFOLIOS
                                      and
                    STATE STREET CAYMAN TRUST COMPANY, LTD.
                            (the "ACCOUNTING AGENT")


     Pursuant to the terms of the Accounting Services Agreement, the Fund has directed the Accounting Agent to calculate the net asset value of each Portfolio and to perform certain other accounting services in accordance with the Constitutive Documents (as such term is defined therein) of each Portfolio. The Fund hereby authorizes and instructs the Accounting Agent to utilize the pricing sources specified on the attached forms as sources for securities prices in calculating the net asset value of each Portfolio and acknowledges and agrees that the Accounting Agent shall have no liability for any incorrect data provided by pricing sources selected by the Fund or otherwise authorized by Proper Instructions (as such term is defined in the Accounting Services Agreement), except as may arise from the Accounting Agent's lack of reasonable care in performing the agreed-upon tolerance checks as to the data furnished and calculating the net asset value of a Portfolio in accordance with the data furnished and the Accounting Agent's performance of the agreed-upon tolerance checks.

                               The Premium Portfolios



                               By:_____________________________
                                    Title:


                               Date:____________________________


                    STATE STREET CAYMAN TRUST COMPANY, LTD.

                           PRICE SOURCE AUTHORIZATION


FUND:_____________________________                    SIGNATURE:__________________________________


          SECURITY  TELEKURS                                              OPTIONS     PRICE      (3)     (2)     (1)    (1)
          TYPE      NYSE       NASDAQ                                     REPORTING   AUTHORITY  MANUAL  BACK-UP        TOLERANCE
                    AMEX       BID      MEAN  LS/BID  LS/MEAN  TELEKURS   LS BID      LS/MEAN    QUOTES  SOURCE  INDEX  PERCENTAGE
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I.   LISTED
     EQUITIES
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II.  OTC
     EQUITIES
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III. FOREIGN
     EQUITIES
                --------------------------------------------------------------------------------------------
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IV.  EQUITY
     OPTIONS
                --------------------------------------------------------------------------------------------
                --------------------------------------------------------------------------------------------

V.   FUTURES
     N/A
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INSTRUCTIONS: For each security type, allowed by the Fund prospectus, please indicate the primary price source and a back-up source to be used in calculating Net Asset Value for the Fund identified above. Also, please indicate a published market index and tolerance range (in terms of percent) to be used for reasonability testing. If you do not wish to use a published index please indicate N/A but do not leave blank.

(1) * INDEX/TOLERANCE CHECK: The price movement for a particular security is compared to the index movement. If the security price movement exceeds the index movement by more than the percentage authorized on this form, then the security price will be verified using the back-up source authorized. The index and tolerance information authorized here will be the basis for this reasonability test.

2) BACK-UP SOURCE: The following sources are available for back-up, price verification and historical price and yield information: Bloomberg, Bridge, Reuters, and Telerate. Please do not leave blank.

(3) MANUAL QUOTES AND PRIVATE PLACEMENTS: Please specify the source for private placements or manual quotes as necessary. See page 3 to list additional information if needed.

                    STATE STREET CAYMAN TRUST COMPANY, LTD.

                           PRICE SOURCE AUTHORIZATION



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      SECURITY   MERRILL                               INTERACTIVE
        TYPE     LYNCH    STANDARD        MULLER          DATA             KENNY               (3)       (2)     (1)      (1)
                 CAPITAL  & POORS         DATA           SERVICES          INFORMATION  IDC/  MANUAL   BACK-UP         TOLERANCE
                 MARKETS    MEAN    BID   MEAN   BID      MEAN      BID    SYSTEMS     EXTEL  QUOTES   QUOTES  INDEX   PERCENTAGE
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VI.  LISTED
     BONDS
     IS LAST
     SALE
     REQUIRED
     WHEN
     AVAILABLE
     YES_____
     NO_______
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VII. CORPORATE
     BONDS
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VIII.U.S.
     GOVERNMENT
     OBLIGATIONS
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IX.  MORTAGE -
     BACKED
     SECURITIES
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X.   MUNICIPAL
     BONDS
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XI.  FIXED
     INCOME
     OPTIONS

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                --------------------------------------------------------------------------------------------
XII. FOREIGN
     BONDS

                --------------------------------------------------------------------------------------------

                    STATE STREET CAYMAN TRUST COMPANY, LTD.

                           PRICE SOURCE AUTHORIZATION

  XII. Private Placements and Other Manual Quotes Information



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         SECURITY TYPE              ADVISOR          BROKER         OTHER        ADDITIONAL INFORMATION:
                                                                                 CONTACT NAME, TELEPHONE
                                                                                          NUMBER
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INSTRUCTIONS: For all securities types which require manual quotes, please list the source of the quotes and any additional information needed to obtain these quotes.

                             The Premium Portfolios
                         Elizabethan Square, 2nd Floor
                         George Town, Grand Cayman, BWI


                                   2 11, 1998

State Street Cayman Trust Company, Ltd.
P.O. Box 2508 GT
Grand Cayman, Cayman Islands

      Re:  The Premium Portfolios - Accounting
              Services Agreement

Ladies and Gentlemen:

     Pursuant to Section 7.1 of the Accounting Services Agreement dated as of September 1, 1997 (the "Agreement"), between The Premium Portfolios (the "Trust") and State Street Cayman Trust Company, Ltd. ("State Street"), we hereby request that Growth & Income Portfolio (the "Fund") be added to the list of series of the Trust to which State Street renders services as accounting agent pursuant to the terms of the Agreement.

     Please sign below to evidence your agreement to provide such services to the Fund and to add the Fund as beneficiary under the Agreement.

                                    THE PREMIUM PORTFOLIOS


                                    By:     Philip Coolidge

                                    Title:  President


Agreed:

STATE STREET CAYMAN TRUST COMPANY, LTD.


By:    Jacqueline Henning

Title: Managing Director